UNITED   STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2008

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction   of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628
( Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) failed to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 (the “Second Quarter 10-Q”) due to a pending internal investigation being conducted by the Audit Committee of the Board of Directors (the “Audit Committee”), based on preliminary information received from Hansen, Barnett & Maxwell, P.C., the independent registered public accounting firm of the Company, regarding errors in the accounting for certain sales representative commission advances and trade receivables, the Company’s internal controls, the Company’s personnel involved and related matters.

On August 22, 2008, the Company announced that, as expected, on August 21, 2008 it received a deficiency letter (the “Deficiency Letter”) from the American Stock Exchange (“AMEX”) stating that, as a result of the Company’s failure to timely file the Second Quarter 10-Q, the Company is no longer in compliance with Sections 134 and 1101 of the AMEX Company Guide. The Deficiency Letter states that, in order to maintain its AMEX listing, the Company must submit a plan (the “Plan”), by September 4, 2008, outlining actions the Company has taken, or will take, to regain compliance with the continued listing standards of AMEX, including submission of all required Securities and Exchange Commission filings, by no later than November 19, 2008. The Company has contacted AMEX to confirm the Company’s receipt of the Deficiency Letter and its intention to submit the Plan.

Pursuant to the Deficiency Letter, if AMEX determines that the Company has made a reasonable demonstration in the Plan of an ability to regain compliance with all applicable continued listing standards by November 19, 2008, AMEX will accept the Plan. If AMEX does not accept the Plan, or the Company does not make adequate progress and complete the actions outlined in the Plan by November 19, 2008, AMEX will initiate delisting proceedings against the Company. The Company can provide no assurances that it will regain compliance with AMEX’s continued listing requirements, and its failure to do so could result in the delisting of the Company’s common stock from AMEX. Until the Company achieves compliance with AMEX requirements, the Company’s stock trading symbol will be appended with the “.LF” extension.

On August 22, 2008, the Company issued a press release providing an update regarding AMEX trading activities and the receipt of the Deficiency Letter from AMEX. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and the information therein is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Date: August 26, 2008
	By:	/s/ Gui Hua Lan
Name: Gui Hua Lan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 22, 2008